Exhibit 99.1

True Drinks Announces Exploration of Strategic Alternatives; Presenting at
Maxim Beverage Conference

IRVINE, CA – (November 6, 2017) - True Drinks Holdings, Inc. (OTC PINK: TRUU) (the “Company” or “True Drinks”), makers of AquaBall® Naturally Flavored Water, the healthiest children's beverage on the market and Bazi® All Natural Energy, today announced that its Board of Directors, working together with its management team and legal and financial advisors, has commenced a process to explore and evaluate potential strategic alternatives focused on maximizing shareholder value. These alternatives could include, among other things, the sale of the company, a merger with another party, a strategic transaction, or continuing to execute on the Company’s business plan.

"True Drinks’ Board of Directors is committed to fully evaluating appropriate strategic alternatives while simultaneously supporting the Company's management and employees in their ongoing efforts to innovate the beverage category and meet the needs of consumers looking for healthy beverages with all-natural ingredients and a focus on zero calories and zero sugar," said James J. Greco, CEO of True Drinks. "We believe pursuing these complementary paths is in the best interests of our shareholders and is designed to maximize the Company’s value."

The Company's Board has not set a timetable for this process nor has it made any decisions related to any strategic alternatives at this time. There can be no assurance that the exploration of strategic alternatives will result in a transaction. The Company does not intend to provide updates unless or until it determines that further disclosure is appropriate or necessary. Maxim Group, LLC is acting as financial advisor to the Company. Disclosure Law Group, a Professional Corporation, of San Diego, California is acting as legal advisor.

In addition, the Company also announced that management has been invited to present at Maxim Group’s Innovative Leaders in Beverage Institutional Investor Conference on Thursday November 9, 2017 in New York City. Management will be available for one-on-one meetings as well as participating in a panel discussion where the Company will unveil its latest new products and discuss its financial performance and outlook for 2018. For further information, or to RSVP to the event or to request a one-on-one meeting, investors may contact ConfRSVP@maximgrp.com.

Mr. Greco added, “AquaBall continues to innovate the category and meet the needs of consumers looking for children’s beverages with zero calories, zero sugar and all-natural ingredients. AquaBall is far healthier for kids than anything else on the market. Awareness of the issues caused by excess sugar consumption in children continues to grow. Our goal is to be a solution to the epidemics of childhood obesity and juvenile diabetes.”

AquaBall is available at major retailers as well as a growing list of convenience stores and is available in four flavors in our single bottle and six-pack offerings. Both AquaBall and Bazi are available on Amazon.com.

About True Drinks

True Drinks Holdings, Inc., the holding company for True Drinks, Inc., is a healthy beverage provider. Its flagship product is AquaBall® Naturally Flavored Water a healthy alternative to the other products in the children’s beverage market. True Drinks has licensing agreements with Disney and Marvel for use of their characters on bottles of AquaBall. AquaBall is a naturally flavored, vitamin-enhanced, zero-calorie, preservative-free, dye-free, sugar-free alternative to juice and soda. AquaBall is currently available in four flavors: fruit punch, grape, strawberry lemonade and berry. Their target consumers: kids, young adults, and their guardians, are attracted to the product by the entertainment and media characters on the bottle and continue to consume the beverage because of its healthy benefits and great taste. For more information, please visit www.aquaballdrink.com and www.truedrinks.com. Investor information can be found at www.truedrinks.com/investor-relations/. Proudly made in the USA.

FORWARD-LOOKING STATEMENTS

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if," "should" and "will" and similar expressions as they relate to True Drinks, Inc. are intended to identify such forward-looking statements. True Drinks, Inc. may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations or the anticipated benefits of the merger and other aspects of the proposed merger should not be construed in any manner as a guarantee that such results or other events will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in True Drink's report on Form 10-K filed with the Securities and Exchange Commission and its other filings under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Contact:

Investor Relations
True Drinks, Inc.
4 Executive Circle, Ste. 280
Irvine, CA 92614
ir@truedrinks.com
949-203-3500